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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            WINK COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)

              DELAWARE                                         94-3212322

(State of incorporation or organization)          (I.R.S. Employer Identification No.)

1001 MARINA VILLAGE PARKWAY, ALAMEDA, CALIFORNIA                       94501
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(Address of principal executive offices)                             (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE.
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.  [x]

Securities Act registration statement file number to which this form relates:
333-80221

Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $.001 PAR VALUE.
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The class of securities to be registered hereunder is Common Stock, $.001 par value per share, of Wink Communications, Inc. (the
          "Registrant"). The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement on Form S-1 (File No. 333-80221), as originally filed or subsequently amended (the "Registration Statement on Form S-1"), which Registration Statement on Form S-1 was originally filed with the Securities and Exchange Commission by the Registrant on June 8, 1998, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

          The following exhibits are filed as part of this registration statement:

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
          Number   Description
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
           3.1*    Amended and Restated Articles of Incorporation of the Registrant's
                   California predecessor.
           3.2*    Certificate of Incorporation of the Registrant.
           3.3*    Amended and Restated Certificate of Incorporation of the
                   Registrant.
           3.4*    Form of Second Amended and Restated Certificate of Incorporation of the
                   Registrant to be filed following the closing of the offering.
           3.5*    Bylaws of the Registrant.
           4.1*    Specimen Common Stock Certificate.
           4.2*    Fourth Investor Rights Agreement dated as of June 30, 1999 between the Registrant and the individuals and entities listed in the exhibit thereto.

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*    Incorporated herein by reference to the exhibits of the same number in the
     Registrant's Registration Statement on Form S-1.

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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  July 8, 1999                    WINK COMMUNICATIONS, INC.


                                       By: /s/ Howard L. Schrott
                                           --------------------------------
                                           Howard L. Schrott
                                           Chief Financial Officer and
                                           Senior Vice President